                                                         CNG Contract No. 400009


                                                                   EXHIBIT 10.23


                                SERVICE AGREEMENT
                    APPLICABLE TO THE STORAGE OF NATURAL GAS
                           UNDER RATE SCHEDULE GSS-II

      AGREEMENT made effective as of November I, 1998, by and between CNG TRANSMISSION CORPORATION, a Delaware corporation, hereinafter called "Pipeline," and COLONIAL GAS COMPANY, a Massachusetts corporation, hereinafter called "Customer."

      WHEREAS, in conjunction with Article VII of the August 31, 1998 Stipulation and Agreement in Pipeline's Docket Nos. RP97-406-000, et al., Pipeline and Customer agree to revise and replace the Agreement Applicable To the Storage of Natural Gas Under Rate Schedule GSS-II (Part 284) between Pipeline and Customer dated September 1, 1997 as reflected below, effective as of November 1, 1998.

      WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree that Pipeline will store natural gas for Customer during the term, at the rates and on the terms and conditions hereinafter provided:

                              Article I. Quantities

      Beginning as of November I, 1998 and thereafter for the remaining term of this agreement, Customer agrees to deliver to Pipeline and Pipeline agrees to receive for storage in Pipeline's underground storage properties, and Pipeline agrees to inject or cause to be injected into storage for Customer's account, store, withdraw from storage, and deliver to Customer and Customer agrees to receive, quantities of natural gas as set forth on Exhibit A, attached hereto.

                                Article II. Rate

      A. For storage service rendered by Pipeline to Customer hereunder, Customer shall pay Pipeline the maximum rates and charges provided under Rate Schedule GSS-II contained in Pipeline's effective FERC Gas Tariff or any effective superseding rate schedule.

      B. Pipeline shall have the right to propose, file, and make effective with the FERC or any other body having jurisdiction, revisions to any applicable rate schedule, or to propose, file, and make effective superseding rate schedules for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that (i) Section 2 of Rate Schedule GSS-II "Applicability and Character of Service," (ii) term, (iii) quantities, and (iv) points of receipt and points of delivery shall not be subject to unilateral change under this Article. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and become a part of this Service Agreement. The filing of such changes and revisions to applicable rate schedule shall be without prejudice to the right of Customer to contest or oppose such filing and its effectiveness.


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                                                         CNG Contract No. 400009

      C. The Storage Demand Charge and the Storage Capacity Charge provided in the aforesaid rate schedule shall commence on November I, 1998.

                         Article III. Term of Agreement

      Subject to all the terms and conditions herein, this Agreement shall be effective as of November 1, 1998, and shall continue in effect for a primary term through and including October 31, 2002.

                   Article IV. Points of Receipt and Delivery

      The Points of Receipt for Customer's tender of storage injection quantities, and the Point(s) of Delivery for withdrawals from storage shall be specified on Exhibit A, attached hereto.

           Article V. Incorporation By Reference of Tariff Provisions

      To the extent not inconsistent with the terms and conditions of this Agreement, the following provisions of Seller's effective FERC Gas Tariff, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference:

            1. All of the provisions of Rate Schedule GSS-II, or any effective superseding rate schedule or otherwise applicable rate schedule; and

            2. All of the provisions of the General Terms and Conditions, as they may be revised or superseded from time to time.

                            Article VI. Miscellaneous

      A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article VI.A. requires a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the request, filing or revision permitted under Article II must be made under Section 7 or Section 4 of the Natural Gas Act.

      B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:

             Pipeline:  CNG Transmission Corporation
                        445 West Main Street
                        Clarksburg, West Virginia 26301
                        Attention: Vice President, Wholesale Marketing
                        Fax: (304) 623-8323


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                                                         CNG Contract No. 400009

             Customer:  Colonial Gas Company
                        40 Market Street
                        Lowell, Massachusetts 01852
                        Attention: Senior Vice President, Gas Supply
                        Fax: (978) 459-2314

or at such other address as either party shall designate by formal written notice.

      C. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

                          Article VII. Prior Contracts

      This Service Agreement shall supersede and cancel, as of the effective date, the "Service Agreement Applicable to the Storage of Natural Gas Under Rate Schedule GSS-II (Part 284)" between Customer and Pipeline dated September 1, 1997.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officials as of the day and year first above written.

                                    CNG TRANSMISSION CORPORATION
                                                    (Pipeline)


                                    By: /s/ George B. Carter
                                        -----------------------------
                                    Its: Vice President


                                    COLONIAL GAS COMPANY
                                                    (Customer)


                                    By: /s/ John P. Harrington
                                        -----------------------------

                                    Its: Senior V.P. - Gas Supply
                                        -----------------------------
                                                (Title)


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                        EXHIBIT A (Contract No. 400009).
                     To The GSS-II Storage Service Agreement
                             Dated November 1, 1998
                    Between CNG Transmission Corporation and
                              Colonial Gas Company

A.    Quantities

      The quantities of natural gas storage service that Customer may utilize under this Service Agreement, as well as Customer's applicable Billing Determinants, are as follows:

      1.    For the period November 1, 1998 through and including October 31,
            1999:

            a.   A Storage Demand of 1,778 Dt per Day; and
            b.   A Storage Capacity of 177,760 Dt.

      2.    For the period November 1, 1999 through and including October 31,
            2000:

            a.   A Storage Demand of 1,223 Dt per Day; and
            b.   A Storage Capacity of 122,210 Dt.

      3.    For the period November 1, 2000 through and including October 31,
            2001:

            a.   A Storage Demand of 779 Dt per Day; and
            b.   A Storage Capacity of 77,770 Dt.

      4.    For the period November 1, 2001 through and including October 31,
            2002:

            a.   A Storage Demand of 335 Dt per Day; and
            b.   A Storage Capacity of 33,330 Dt.

B.    Points of Receipt and Delivery

      1. The Points of Receipt for Customer's tender of storage injection quantities, and the maximum quantities and character of service for each point shall be as set forth below. Each of the parties will use due care and diligence to assure that uniform pressures will be maintained at the Receipt Point as reasonably may be required to render service hereunder, but Pipeline will not be required to accept gas at less than the minimum pressures specified herein.

            a. Up to Customer's maximum daily entitlement for injection as determined under Rate Schedule GSS-II, at an existing point of interconnection of the facilities of Pipeline and Texas Eastern Transmission Corporation (Texas Eastern) or Transcontinental Gas Pipe Line Corporation, located in Clinton County,

                                                 Exhibit A (Contract No. 400009)
                                               November 1, 1998 GSS-II Agreement
                                        Between CNG Transmission Corporation and
                                                            Colonial Gas Company
                                                                     Page 2 of 2

                  Pennsylvania and known as the Leidy Interconnection, at a pressure of not less than one thousand (1,000) pounds per square inch gauge ("psig").

            b. Upon mutual agreement of Pipeline and Customer, up to Customer's maximum daily entitlement for injection as determined under Rate Schedule GSS-II, at other interconnections on the system of Pipeline, at a pressure sufficient to enter Pipeline's facilities at the point(s) of interconnection.

      2. The Points of Delivery for withdrawals from storage, and the maximum quantities and character of service for each point, shall be as set forth below. Each of the parties will use due care and diligence to assure that uniform pressures will be maintained at the Delivery Points as reasonably may be required to render service hereunder, but Pipeline will not be required to deliver gas at greater than the maximum pressures specified herein.

            a. Up to Customer's maximum daily entitlement for withdrawal as determined under Rate Schedule GSS-II, at an existing point of interconnection between the facilities of Pipeline and Texas Eastern Transmission Corporation ("Texas Eastern"), in Franklin County, Pennsylvania, known as the Chambersburg Interconnection, at a pressure of not more than seven hundred
                  (700) psig.

            b. Upon mutual agreement of Pipeline and Customer, up to Customer's maximum daily entitlement for withdrawal as determined under Rate Schedule GSS-II, at other interconnections between the facilities of Pipeline and Texas Eastern, at a pressure sufficient to enter the system of Texas Eastern.

            c. Upon mutual agreement of Pipeline and Customer, up to Customer's maximum daily entitlement for withdrawal as determined under Rate Schedule GSS-II, at other interconnections on the system of Pipeline, at a pressure sufficient to enable delivery by Pipeline.

            d. On an interruptible basis if operating conditions permit, up to Customer's maximum daily entitlement for withdrawal as determined under Rate Schedule GSS-II, at an existing point of interconnection between the facilities of Pipeline and Texas Eastern located in Greene County, Pennsylvania and known as the Crayne Interconnection, at a pressure of not more than eight hundred sixty-five (865) psig.

            e. On an interruptible basis if operating conditions permit, up to Customer's maximum daily entitlement for withdrawal as determined under Rate Schedule GSS-II, at the interconnection of the facilities of Pipeline and Texas Eastern located in Westmoreland County, Pennsylvania and known as the Oakford Interconnection, at a pressure of not less than eight hundred fifty (850) psig.